Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 The only transcription company with ListenLinkTM! Rate this transcript (CTRL + click): poor excellent New Earnings Call Conference Call August 12, 2025 Operator: Good morning, ladies and gentlemen. Welcome to the Natural Gas Services Group Incorporated Quarter II Earnings call. At this time, all participants are in listen-only mode. Operator assistance is available at any time during this conference by pressing zero (0) pound (#). I would now like to turn the call over to Ms. Anna Delgado. Please begin. Anna Delgado: Thank you, Luke, and good morning, everyone. Before we begin, I would like to remind you that during the course of this conference call, the company will be making forward-looking statements within the meaning of federal security laws. Investors are cautioned that forward-looking statements are not guarantees of future performance and those actual results or developments may differ materially from those projected in the forward-looking statements. Finally, company can give no assurance that such forward-looking statements will prove to be correct. Natural Gas Services Group disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, you should not place undue reliance on forward- looking statements. These and other risks are described in yesterday's earnings press release and in our filings with the SEC, including our Form 10-Q for the period ended June 30, 2025 and our Form 8-Ks. These documents can be found in the investors section of our website located at www.ngsgi.com. Should one or more of these risks materialize or should underlying assumptions prove incorrect. Actual results may vary materially. In addition, our discussion today will reference certain non-GAAP financial measures including EBITDA, adjusted EBITDA and adjusted gross margin among others. For reconciliation of these non-GAAP financial measures to the most directly comparable measures under GAAP please see yesterday's earnings release.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 2 of 13 I would now like to turn the call over to Justin Jacobs, Chief Executive Officer. Justin? Justin Jacobs: Thank you, Anna and good morning, everyone. Joining me today is Ian Eckert, our Chief Financial Officer. Before I begin with my formal remarks, I want to start by thanking the entire NGS team including our first-rate team of field service technicians. Your unwavering dedication, both to our customers and to the company is driving these results. Thank you to each and every member of the NGS team. Let me now start with the second quarter. We delivered a record quarter across several key metrics driven by exceptional field service, the performance of our smart-enabled large horsepower fleet, and disciplined execution by the NGS team. Rented horsepower ended the quarter at an all-time high, reflecting both fleet growth and improved utilization. Additionally, rental revenue and rental gross margin were strong, driven by higher rented horsepower, continued mix shift to larger horsepower units, and increased pricing. Second quarter adjusted EBITDA was a record $19.7 million and first half adjusted EBITDA was $39 million. These results combined with a favorable business outlook in the second half supported by new large horsepower unit deployments, drove our increase in 2025 adjusted EBITDA guidance to $76 to $80 million. In July, we initiated NGS's inaugural quarterly dividend, another step to enhance shareholder returns. Our board also authorized a share repurchase program which we will discuss shortly. Both initiatives underscore the durability of our cash generation and the confidence we have in our outlook. Speaking of outlook, it's important to note that returning capital does not preclude growth. With ample liquidity and balance sheet flexibility, we can continue to fund our organic growth program while remaining ready for accretive M&A opportunities as they may arise. As we continue to grow, increase cash flow, and further strengthen an already strong balance sheet, we will look to enhance our capital return programs in ways that will increase shareholder value. We are also building a strong foundation for 2026 with new contracted units and an active pipeline of opportunities, including several that position us to displace competitors and

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 3 of 13 continue taking market share. Simply put we believe NGS is in the best position in the company's history. Turning to the broader market, we delivered strong results throughout the first half of the year, despite ongoing market volatility and global macroeconomic uncertainty. While these conditions persist today, we are confident in raising our 2025 outlook not only due to our results but due to the commentary of our customers that to us, is the best indicator for planning. This leads me to the macro factors that are primarily driving our optimism despite market uncertainty. First, our customers. While they are all looking to enhance production uptime, they are also working in tandem to lower costs, realizing that any market challenges need to be offset through efficiencies. This was a common theme amongst many operators reporting this quarter and is consistent with our conversations with them. Second even if WTI were to fall further and investments were slow, our oil related business is tied to production. Production is expected to remain stable with increasing demand for compression. And third, demand for natural gas is expected to grow by more than 30% over the next five years, which is significantly higher than what we have historically experienced. Market expectations are for significant growth in LNG exports, in AI data centers, and overall power generation. And, natural gas compression is vital delivering this growth across major oil and gas basins in the U.S. Overall, compression is essential to production throughput and with the improvements we've made to our platform, infrastructure, and technology, not to mention the upgrades to our team, we believe that NGS can compete against anyone in the market today and win. Our market share gains are a testament to that. It is our belief that customers will stay focused on capital discipline while prioritizing throughput, reliability, and emissions performance; conditions that favor outsourced compression and the cutting edge technology of the NGS fleet.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 4 of 13 Lastly, as we continue to get asked this question: with respect to tariffs we do not expect a material impact at this time. Our vendors and suppliers are largely U.S. based, and our exposure should largely be limited to second order effects through raw materials and components. Given these dynamics, we remain confident in 2025 and expect continued momentum into 2026, supported by contracted large horsepower sets and several large scale opportunities and RFPs in process tied to both growing energy demand and the need for better competitive solutions. I'll move next to the key growth and value levers I've discussed on prior calls. First, we continue to optimize our fleet assets, and we make good progress this past quarter. We're improving our systems platforms to take our SMART and other unit technology to the next level. We are using operational data to a greater extent to optimize resources, improve up time, and identify opportunities for further growth and cost reduction. Second, and with respect to asset utilization, we ended the quarter at approximately 30 Days Sales Outstanding. For historical purposes so you can see the magnitude of improvement from year-end ‘23 through today, we have reduced accounts receivable by $25.4 million and, relative to the larger scale of today's business, lowered working capital by roughly $31 million. We continue to believe that monetization of non-cash cash - excuse me, non-cash assets in 2025 and early ‘26 can be at least comparable to the cash we unlocked in 2024. Our income tax receivable remains under review with the Joint Committee on Taxation and we expect to provide further color next quarter. Lastly our Midland fabrication facility is now classified as held for sale, and we remain focused on monetizing our real estate. As I've told our team we are in the rental compression business, and I want all of our owned assets out in the field. I will add that further monetization of non-cash assets offers additional capital to support our fleet expansion. In that regard, I'll offer the following as to how we look at organic growth. Simply divide growth CapEx by EBITDA. Based on public disclosures, our large peers are set to invest on average approximately 30% of EBITDA on growth in 2025. Our guidance implies approximately 140%. This massive gap underscores the strength of our balance sheet and perhaps more importantly

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 5 of 13 that we are taking market share. I would note these market share gains also occurred in ‘23 and ‘24. We continue to add contracted gas engine and electric motor driven large horsepower units, and the existing large horsepower fleets assets are running at very high utilization. The M&A market has remained active, and we expect to see more activity in the second half of the year. I believe we are operating from a position of strength, and we will remain disciplined in our approach to M&A, targeting strategic and creative opportunities at fair evaluations. Before turning it over to Ian, I want to address a personnel transition noted in our release. Brian Tucker, our president and COO will transition out of these roles with an expected conclusion at the end of October 2025 with the possibility that that period could be extended. As noted, Brian's transition is solely due to an unexpected family loss which I'm sad to say is the passing of his wife. I'll read a brief passage from a note I sent to all NGS employees. “After unexpectedly becoming a single parent of five great kids, Brian has carried an immense personal and logistical burden while continuing to lead this company with integrity and purpose. I can't begin to imagine the weight of the burden he has carried, and I know I could not have handled it with the same level of courage, grace and optimism that he has. We will miss Brian, both personally and professionally. We are highly confident in the strong leaders who will assume his responsibilities and we expect a smooth transition because of the strength of the team, and Brian's high integrity and incredible character. Thank you, Brian. You will always be a part of the NGS family. With that I will turn the call over to Ian to review detailed financial and operating results. Ian Eckert: Thanks, Justin and good morning everyone. From a financial standpoint the second quarter played out as follows: Total revenue was $41.4 million up 8% from $38.5 million in the prior year quarter. Sequentially, total revenue was flat as the first quarter benefited from inventory

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 6 of 13 liquidation types of the midland fabrication wind up. Rental revenue increased 13% compared to the prior year quarter to $39.6 million and was up 2% sequentially. Total adjusted gross margin was $24.2 million up $3.2 million year-over-year and down $0.1 million sequentially. The sequential change primarily reflects idle facility costs related to the midland closure. Net income was $5.2 million for $0.41 per diluted share, up $0.9 million year-over-year and $0.3 million sequentially driven primarily by rental equipment retirement activity in the first quarter partially offset by higher depreciation associated with new unit sets in the second quarter. Adjusted EBITDA was $19.7 million up 43.2 million year-over-year and $0.4 million sequentially. Operationally, our fleet expansion continues, rented horsepower ended the quarter at approximately 499,000 up from roughly 455,000 in the prior year quarter and 493,000 in the first quarter of 2025. Year-on-year, total rented horsepower increased 10%. Fleet utilization was 83.6% an improvement of 130 basis points year- over-year. And essentially, all large horsepower equipment is 100% utilized. Rental revenue per average horsepower per month was $26.62 versus $25.91 a year ago, up 2.7%. As of June 30, about 80% of total rented horsepower is on term contracts up from about 67% a year ago. The average remaining tenor of contracted units is 2.5 years. These new fleet assets help to deliver cash from operations of $11 million in the quarter supported by continued collections improvement as our DSO was roughly 30 days at the end of the quarter. Capital expenditures totaled $25.8 million including $22.1 million of growth CapEx and $3.7 million of maintenance CapEx. Sequentially, growth CapEx rose by $5.4 million. Reflective of the new horsepower plan for the back half of the year. We ended the quarter with $182 million of outstanding - I'm sorry, with $182 million outstanding on our upsized revolver and $172 million in available liquidity. Our leverage ratio was 2.3x up modestly from 2.18x in Q1. Despite what some of our large competitors may claim, this is the lowest leverage level of any of the public comparables, and it is the lowest by a significant amount. Finally, held for sale designation for the Midland fabrication facility reinforces our intent to monetize real estate. As it relates to capital returns, our approach remains disciplined and balanced. We recognize that market expectations for our dividend are for a profile that is flat to up. While we are not providing specific dividend guidance today, our objective is to

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 7 of 13 deliver a growing dividend over time supported by cash generation. With respect to share repurchases, we would like to set expectations. The approach to a repurchase program can be on a spectrum. On one end, it's programmatic. For example, buying X percent of shares outstanding each quarter and on the other end, it's highly opportunistic and valuation sensitive. We will very much be on the opportunistic and valuation sensitive side of that spectrum. Therefore, you should not expect frequent repurchases, but we’ll be happy to reward our shareholders if the market discounts our future performance. Overall, the second quarter reflects strong execution and healthy demand, and our balance sheet position positions us well for organic growth and disciplined M&A. Justin, back to you. Justin Jacobs: Thanks, Ian. Looking ahead, here’s our outlook for 2025. Based on our year-to-date performance and a strong second half deployment schedule, we are raising our 2025 adjusted EBITDA outlook to $76 to $80 million from $74 to $79, a 2% increase at the midpoint. We expect 2025 growth capital expenditures of $95 to $115 million, a slight tightening of the range due to increased visibility on specific timing. I would note that more than half of the full-year guidance will be deployed in the second half. Looking beyond 2025 and into 2026, we are going to refrain from providing guidance at this point as it is simply too early in the process. However, I would like to provide some perspective using the growth to CapEx to EBITDA framework I discussed earlier. As of today, with what we already have contracted for 2026, we expect again to outpace our larger peers when looking at growth CapEx to EBITDA. As we are only in August, I expect a contracted number for 2026 to go up. Once again, this is but one more indication to me that we have taken market share over the last several years, and we will continue to do so in 2026. Our 2025 maintenance CapEx is expected to be $11 to $14 million, and our guidance on return on invested capital is unchanged. To summarize our comments today: contracted growth is strong, rental demand is healthy, and our capital allocation framework remains focused on creating long-

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 8 of 13 term shareholder value. We are optimistic about the second half of 2025 and beyond. We continue to make enhancements to our technology and our service offerings. We plan to utilize our strong financial position to capitalize on growth opportunities that add value for our customers and our shareholders. Operator, we’re ready to open up the line for questions. Operator: Ladies and gentlemen, at this time, we will conduct the question and answer session. If you would like to state a question, please press seven (7) pound (#) on your phone now, and you will be placed in the queue in the order received. You can press seven (7) pound (#) again at any time to remove yourself from the queue. We are now ready to begin, and our first question comes from Rob Brown with Lake Street Capital Markets. [Pause] Mr. Brown, go ahead, please. Rob Brown: Hey, good morning. Just wanted to first touch on the opportunity pipeline. You talked about some new growth contracts that you're chasing and opportunities that you're chasing. Could you give some color in the areas that you're seeing activity, and really, I assume that's 2026 potential, but just a sense of timing. Justin Jacobs: Sure. So, that is - just to hit the timing first, those are – 2025 is really locked in at this point. So, these are almost entirely really looking at 2026, outside of putting - as it relates to new units, I should say. When it comes to existing units, obviously, we're continuing on 2025. In terms of new units, you're really looking at 2026. And a significant majority of our business is in the Permian, and that's where we're seeing a majority of the opportunities from a dollar perspective. But we are seeing opportunities in a number of different basins really across our business. And so, it's broad base from that perspective with the percentages tying relatively closely to our current business mix. Rob Brown: [Pause] I – well - go ahead, please. Justin Jacobs: Just checking, Rob, did we lose you there? Sorry. Good ahead. Rob Brown: I'm here. Thank you. Second, I just wanted some facts on the gross margins, strong in the quarter again. Just wanted to get a sense of your view on the sustainability of the rental gross margins. I see that trending.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 9 of 13 Justin Jacobs: Sure. I think they are sustainable when you look over the last number of quarters. If you look over the last year, all the quarters have been in those low 60s. We believe those numbers are sustainable. Rob Brown: Excellent. Thank you. I'll turn it over. Justin Jacobs: Thanks, Rob. Operator: Thank you very much. Our next question comes from Selman Akyol with Stifel. Go ahead, please. Selman Akyol: Thank you. Good morning, all. First of all, very kind words for Brian. They certainly come from the heart. So, that was very nice. You mentioned several times taking market share, and I'm wondering if you could just maybe elaborate on why you think that is? And also, in your opening comments, you talked about emissions, and I'm curious if that's playing a part of that taking market share. Justin Jacobs: Sure. So, the very simple way outside of what we see in our businesses, I just look at the publicly stated numbers. The three largest players are all public and they are ballpark 75% of the rental compression market, and I just look over the last several years of the amount of growth CapEx that they've spent and the amount of growth CapEx we've spent, and from that conclusion is mathematically impossible. No one would know that we've done anything other than taken market share. So, that's the simple framework I look at. Then I look at also what we're seeing in terms of opportunities, and one of the comments we made was on displacing competitors, and that is a number of different opportunities that we're seeing both for existing units and new unit growth. So, that's how I come to that conclusion. On the emissions side, we have a relatively new fleet, certainly on the large horsepower side, and the emissions characteristics of those are quite attractive for our customers, and we think that is one of several different things that they're looking at and coming to us for additional equipment. Selman Akyol: Got it. And then, and I know you're not giving guidance on 2026, but if I were just to say, how does ’26 look relative to where ’25 looked one year ago? Is it taking longer with customer conversations? Is it about the same? Is there anything you can say there?

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 10 of 13 Justin Jacobs: It's a little difficult for me to provide a good comparison there, at least for us, just because of the significant - the high numbers that we've had in the past, and those related to some specific customer orders. So, there's nothing I really look at from a timing perspective and draw on any conclusions year over year. Selman Akyol: Got it. And then, just in terms of leading-edge pricing, still up and to the right, but did a slower pace? Justin Jacobs: I think we're seeing an expectation of – certainly, inflation is not at 9%. I didn't see what the report was this morning, but it's more modest levels of inflation, at least more closer tied to historical norms is our expectation and what we're seeing out there. Selman Akyol: Got it. I'll leave it there. Thank you so much. Justin Jacobs: Thanks, Selman. Operator: Thank you very much. And again, if you have any questions, please go ahead and press seven (7) pound (#). Our next question comes from Connor Jensen with Raymond James. Go ahead, please. Connor Jensen: Hey, Justin. Thanks for taking my call. I saw that the total horsepower fell while the rounded horsepower continued to rise. Were there any divestments or retirements out of the non-core fleet during the quarter? And how should we expect the investments to go as the year progresses? Thanks. Justin Jacobs: Sure. I think that is an ongoing review for us of, taking a look at the fleet and seeing where we want to put capital in the existing (fleet). We've talked about that. We were going to review the fleet consistently, and this is primarily, actually entirely in small and medium horsepower, of just going through, and relatively small dollar amounts, sales of some equipment or some retirement. So, that's an ongoing review. There was a little bit larger piece of that in Q2. Connor Jensen: Got it. That makes sense. And you talked a little bit about the new opportunities out of the other basins as operators look to grow volume to meet LNG needs. Are you thinking about acting on a lot of these opportunities? Is there more than

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 11 of 13 enough demand in the Permian right now with just increasing associated gas and GORs to meet your demand for now? Justin Jacobs: I would say we are looking at new opportunities in all the basins that – or we will look at any new opportunities in any of the basins that we operate. I've mentioned in the last couple of calls, we were seeing some green shoots in some of the gassier basins. And, I think that's an opportunity both for our small horsepower operating close to the wellhead, and it's going to create - create incremental demand for large horsepower and more gathering, and midstream. Connor Jensen: Got it. Thanks, guys. Justin Jacobs: Thank you. Operator: Thank you very much. Our next question comes from John Daniel, Daniel Energy Partners. Go ahead, please. [Pause] Oh, let me try that again. Go ahead, Mr. Daniel. John Daniel: All right. Sorry. Can you hear me okay, Justin? Justin Jacobs: Yes, we got you, John. Thanks for joining us. John Daniel: Perfect. Cool. Yes, first one on the inquiries, how much of the inquiries today are coming from potential new customers versus existing customers? Justin Jacobs: If I looked at the dollar basis overall, I would say it clearly skews to existing customers. With that being said, there are a number of new customer opportunities that we're looking at. The consolidation, or I should say M&A that's occurring on the operator side in terms of both acquisition and divestiture is creating really new customer opportunities for us. So, it's across the board, although I would say overall, clearly the dollar amount is weighted to existing customers. John Daniel: Okay, got it. And then this is a sort of a housekeeping question, I probably should know the answer to this, but can you remind me on the useful life of the equipment? Some of your competition has been around for a long time, I'm curious, is there a replacement cycle about to hit everyone on the head, three, five, seven years from now?

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 12 of 13 Justin Jacobs: The answer to that is if you properly maintain the equipment, and Ian, you can correct me here, I think the book life that we have for small horsepower, 15 years, medium, 20, and large is 25. You're getting into these large assets. Assuming that the equipment is maintained properly with both the engine or drive capital plan and the compression frames, I think you can - you clearly see equipment that lasts longer than 25 years. With that being said, that requires significant capital, which is baked into all of our different projections and guidance, to make sure that we do that. John Daniel: Okay, fair enough. And then the last one is to come across as a softball, but it's actually not meant to be a softball question. But when everything is going as great as it is today, I mean, you continue to deliver great numbers and all that. I mean, what’s your greatest stress point? Justin Jacobs: I think, as I look at the risks across the business, or – maybe I’ll put it differently and say challenges. I’d put them in two buckets, those which we can control and those which we can't. Those which we can are obviously macro and commodity prices and volumes. We can plan and scenario analysis around that, but we can't control those. So, I try to focus both myself and the organization. One of the things that we can control. I think the challenges that we see in the business are ones that we've been talking about for a number of quarters, and those are labor first and foremost, and especially in the Permian Basin, that's right at the top of the list. We have opportunities in our business in terms of better utilization of the fleet, and I think we are starting to see some results around that. As Ian mentioned, large horsepower is effectively 100% utilized. So, this is an opportunity in the small and medium. I think we're taking some steps there, and I think we have more work to do, which I think we're going to do over time. So, those are the couple. And then, what happens in terms of ’26 and demands, we stay in close contact with customers, obviously, and we just plan for different scenarios, and control what we can control. John Daniel: Okay. I appreciate you including me in the Q&A. Thank you. Justin Jacobs: Absolutely. Thank you, John.

Transcripts@civi.com | www.TranscriptionWing.com | 888-223-9488 Page 13 of 13 Operator: Thank you very much. And our last question comes from Selman Akyol with Stifel. Go ahead, please. Selman Akyol: All my questions have been answered. I'm good, thanks. Justin Jacobs: Thanks, Selman. Operator: Thank you very much. We don't have any other questions. Justin Jacobs: Thank you, Luke. And thank you for all of your questions and your continued interest in NGS. We sincerely appreciate your support, and we look forward to updating you on our progress in the next quarter. Operator: This concludes today's conference call. Thank you, everyone, for attending. - End of Recording -